UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

Clone Algo Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54083	27-3183663
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Changi North Street 1, Singapore .489789
(Address of principal executive office)

+(65) 8688 5566
(Registrant's telephone number, including area code)

n/a
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On January 8, 2014, Clone Algo Inc. (the “Company”) sold 193,000,000 shares of its common stock (the “Shares”) to 2 foreign investors (each a “Purchaser”) at a price per share of $0.001 for an aggregate offering price of $193,000.

The sale and the issuance of the Shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”) and/or Regulation S promulgated under the Securities Act (“Regulation S”).  We made this determination based on the representations of each Purchaser which included, in pertinent part, that each such Purchaser was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (c) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S and upon such further representations from each Purchaser that (i) such Purchaser is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (iv) the Purchaser had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) the Purchaser has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Resignation of Previous Independent Registered Public Accounting Firm

On March 6, 2014, Clone Algo Inc. (the “Company”) accepted the resignation of De Joya Griffith, LLC (“De Joya”) as Independent Registered Public Accountants. On March 6, 2014, the Board of Directors of the Company accepted such resignation.

During the fiscal year ended March 31, 2013 and from inception (February 22, 2010) to March 31, 2013 and through De Joya’s resignation on March 6, 2014, there were (1) no disagreements with De Joya on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of De Joya would have caused De Joya to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.  The report of De Joya on the Company's financial statements for the year ended March 31, 2013 and from inception (February 22, 2010) to March 31, 2013 did not contain any adverse opinion or disclaimer of opinion or was it qualified or modified as to uncertainty, audit scope or accounting principles.

We furnished De Joya with a copy of this disclosure on March 12, 2014, providing De Joya with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the acceptance of De Joya’s resignation as our independent registered public accounting firm, the Board of Directors of the Company appointed Seale and Beers, CPAs (“Seale and Beers”) as our independent registered public accounting firm.

During the years ended March 31, 2013 and 2012 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Seale and Beers with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Seale and Beers concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 12, 2014, the Company filed an amendment to the Company’s Articles of Incorporation (the “Amendment”), which increased the Company’s authorized shares of common stock, $0.001 par value per share and preferred stock, $0.001 par value per share (the “Common Stock”) from 200,000,000 shares to 750,000,000 shares and 10,000,000 shares to 200,000,000 shares, respectively (the “Share Increase”).

A copy of the Certificate of Amendment is filed hereto as Exhibit 3.1 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits:  The following exhibits are filed as part of this report:

Exhibit No.	Description

3.1	Certificate of Amendment dated March 12, 2014.

16.1	Letter from De Joya Griffith, LLC.*

* To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLONE ALGO INC.

Date: March 12, 2014	By:	/s/ Niraj Goel
Niraj Goel
Chief Executive Officer

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